Exhibit 99.2

Summary Consolidated and As Adjusted Financial Data for the Company

Except as otherwise indicated or as the context otherwise indicates, the terms the “Company,” “we,” “our,” “our company” and “us” or similar terms refer to Primus Telecommunications Group, Incorporated and its consolidated subsidiaries.

As of July 1, 2009, the Company adopted fresh-start accounting in accordance with Accounting Standards Codification (“ASC”) No. 852, “Reorganizations.” The adoption of fresh-start accounting resulted in the Company becoming a new entity for financial reporting purposes. Accordingly, the financial statements on or prior to July 1, 2009 are not comparable with the financial statements for periods after July 1, 2009. The unaudited consolidated condensed statements of operations and any references to “Successor” or “Successor Company” for the three months ended September 30, 2009, show the operations of the reorganized Company from and including July 1, 2009 (the “Effective Date”), through September 30, 2009. References to “Predecessor” or “Predecessor Company” refer to the operations of the Company prior to July 1, 2009, except for Predecessor’s July 1, 2009 statements of operations which reflect only the effect of the plan adjustments and fresh-start accounting as of such date and do not reflect any operating results.

In accordance with ASC No. 805, “Business Combinations,” the preliminary allocation of the reorganization value is subject to additional adjustment until the Company has completed its analysis, but not to exceed one year after emergence from bankruptcy, to provide the Company with the time to complete the valuation of its assets and liabilities. The final determination of the fair value of individual assets and liabilities and the final allocation of the reorganization value may differ from the amounts included in the consolidated financial statements and there can be no assurance that such adjustments will not be material.

The credit statistics and balance sheet data have been presented on an As Adjusted basis. The As Adjusted data gives effect to $130.0 million aggregate principal amount of indebtedness and the proposed use of proceeds as if they had occurred on September 30, 2009. Such data is based on assumptions and is presented for illustrative and informational purposes only and does not purport to represent what our actual financial position or results of operations would have been had the $130.0 million aggregate principal amount of indebtedness been accrued and the proposed use of proceeds actually been completed on the date or for the periods indicated, and is not necessarily indicative of our financial position or results of operations as of the specified date or in the future.

Credit Statistics:
Net Debt (1) as of September 30, 2009, As Adjusted		$217,886
Adjusted EBITDA for LTM Period ended September 30, 2009 (2)		$76,354
Ratio of Net Debt (1) as of September 30, 2009, As Adjusted, to Adjusted EBITDA for LTM period ended September 30, 2009 (2)		2.9	x

(Dollars in thousands, except ratios)

	As of September 30, 2009
	Actual	As Adjusted
Balance Sheet Data:
Cash and cash equivalents	$41,850	$41,850
Total assets	$583,068	$585,850
Total debt	$252,561	$259,736
Total liabilities	$489,721	$496,896
Total stockholders’ equity	$93,347	$88,954

	(Dollars in thousands)

(1)	Net Debt is calculated as Total Debt less cash and cash equivalents.
(2)

Adjusted EBITDA, as used herein, consists of net income (loss) before reorganization items, net, interest, taxes, depreciation, amortization, share-based compensation expense, gain (loss) on sale of assets, gain (loss) on disposal of assets, asset impairment expense, gain (loss) on early extinguishment or restructuring of debt, foreign currency transaction gain (loss), noncontrolling interest income (loss), extraordinary items, other income (expense), income (loss) from discontinued operations, accretion on debt premium and income (loss) from sale of discontinued operations. Our definition of Adjusted EBITDA may not be similar to Adjusted EBITDA measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe Adjusted EBITDA is an important performance measurement for our investors because it gives them a metric to analyze our results, exclusive of reorganization and restructuring items, certain non-cash items and items which do not directly correlate to our business of selling and provisioning telecommunications services. We believe Adjusted EBITDA provides further insight into our current performance and period to period performance on a qualitative basis and is a measure that we use to evaluate our results and performance of our management team.

The Adjusted EBITDA LTM Period has been prepared by adding the financial data from our audited consolidated financial statements for the year ended December 31, 2008 to the financial data from our unaudited consolidated financial statements for the three months ended September 30, 2009 and the six months ended July 1, 2009 and subtracting the financial data from our unaudited consolidated financial statements for the nine months ended September 30, 2008. While the combination of these periods includes financial data that is inherently not comparable due to the different basis of accounting of the Predecessor and Successor, the specific measures shown below for the LTM Period ended September 30, 2009 for net revenue, cost of revenue, selling, general and administrative expense, and stock compensation expense are meaningful as they represent amounts from the periods noted that are unaffected by the basis differences resulting from fresh-start accounting. The Adjusted EBITDA LTM Period ended September 30, 2009 is not presented below as a reconciliation from net income (loss) because the net income (loss) figures and many of the adjustments to net income (loss) are impacted by this change in basis; however, the below table results in the same Adjusted EBITDA as if it had been calculated as a reconciliation from net income (loss). The financial data for the LTM Period ended September 30, 2009 are not necessarily indicative of the results to be expected for any future period.

LTM Period Ended September 30, 2009
Net revenue	$802,439
Cost of revenue	(527,416)
Selling, general and administrative expense	(199,067)
Stock compensation expense	398

Adjusted EBITDA	$76,354

(Dollars in thousands)

Summary Consolidated and As Adjusted Financial Data for the Company’s Canadian Operations

The summary consolidated and as adjusted financial data set forth below should be read in conjunction with (i) our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) the historical consolidated financial statements and unaudited consolidated condensed financial statements, including the related notes, each of which appear in our SEC filings.

The following tables set forth summary unaudited statement of operations data for the Company’s operations in Canada, in Canadian dollars, for the years ended December 31, 2006, 2007 and 2008, the nine months ended September 30, 2008, the six months ended July 1, 2009 and the three months ended September 30, 2009 and the balance sheet data as of September 30, 2009. The Canadian issuer is the owner of the Company’s European subsidiaries, which make up the Company’s European operating segment. The Canadian financial data in the following tables excludes the consolidation of the European operations and excludes from net income intercompany management fees and royalty fees with the Company and subsidiaries and intercompany interest. Additionally, the consolidated operations of 3620212 Canada, Inc., which is partially owned by Primus Telecommunications International, Inc., are included in the Company’s Canadian operations. Accordingly, the Canadian operations financial data presented here is not a presentation in accordance with U.S. GAAP. The following tables also set forth certain credit statistics. The summary Canadian financial data for the years ended December 31, 2006, 2007 and 2008 are a component of and included in the Company’s consolidated audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. A separate audit of the Company’s operations in Canada has not been performed under U.S. GAAP. The summary financial data for the operations in Canada as of September 30, 2009 and for the nine months ended September 30, 2008, the six months ended July 1, 2009 and the three months ended September 30, 2009 are a component of and included in the Company’s unaudited consolidated condensed financial statements included in our Quarterly Report filed on Form 10-Q for the quarterly periods ended September 30, 2008, June 30, 2009 and September 30, 2009, respectively.

The summary financial data presented for the interim periods is not necessarily indicative of the results for the full year. As of July 1, 2009, the Company adopted fresh-start accounting in accordance with ASC No. 852. The adoption of fresh-start accounting resulted in the Company becoming a new entity for financial reporting purposes. Accordingly, the financial statements on or prior to July 1, 2009 are not comparable with the financial statements for periods after July 1, 2009. The unaudited consolidated condensed statements of operations and any references to “Successor” or “Successor Company” for the three months ended September 30, 2009, show the operations of the reorganized Company from and including July 1, 2009, the Effective Date, through September 30, 2009. References to “Predecessor” or “Predecessor Company” refer to the operations of the Company prior to July 1, 2009, except for Predecessor’s July 1, 2009 statements of operations which reflect only the effect of the plan adjustments and fresh-start accounting as of such date and do not reflect any operating results.

In accordance with ASC No. 805, the preliminary allocation of the reorganization value is subject to additional adjustment until the Company has completed its analysis, but not to exceed one year after emergence from bankruptcy, to provide the Company with the time to complete the valuation of its assets and liabilities. The final determination of the fair value of individual assets and liabilities and the final allocation of the reorganization value may differ from the amounts included in the consolidated financial statements and there can be no assurance that such adjustments will not be material.

Certain credit statistics and balance sheet data have been presented on an As Adjusted basis. The As Adjusted data gives effect to $130.0 million aggregate principal amount of indebtedness and the proposed use of proceeds as if they had occurred on September 30, 2009. Such data is based on assumptions and is presented for illustrative and informational purposes only and does not purport to represent what our actual financial position or results of operations would have been had the $130.0 million aggregate principal amount of indebtedness been accrued and the proposed use of proceeds actually been completed on the date or for the periods indicated, and is not necessarily indicative of our financial position or results of operations as of the specified date or in the future.

	Predecessor					Successor
	Year Ended December 31,			Nine Months Ended September 30,	Six Months Ended July 1,	Three Months Ended September 30,
	2006	2007	2008	2008	2009	2009
Statement of Operations Data:
Net revenues	$312,671	$281,419	$276,294	$207,975	$130,534	$63,063
Operating Expenses
Cost of revenue (exclusive of depreciation included below)	144,239	124,802	121,393	90,188	56,941	27,773
Selling, general and administrative	111,502	107,278	103,521	80,071	44,938	22,490
Depreciation and amortization	12,366	8,952	11,501	8,452	6,018	11,277
(Gain) loss on sale or disposal of assets	(23)	—	(3,539)	(4,647)	—	—
Asset impairment write-down	51,455	520	—	—	—	—

Total operating expenses	$319,538	$241,552	$232,876	$174,064	$107,897	$61,540
Income (loss) from operations	$(6,868)	$39,867	$43,418	$33,911	$22,637	$1,523

Net income (loss) (excluding items discussed above)	$(21,532)	$46,952	$23,980	$26,370	$92,600	$4,011

(Canadian dollars in thousands)

	Predecessor					Successor
	Year Ended December 31,			Nine Months Ended September 30,	Six Months Ended July 1,	Three Months Ended September 30,
	2006	2007	2008	2008	2009	2009
Financial Data:
Net revenue less cost of revenue as a percentage of net revenue	53.9%	55.7%	56.1%	56.6%	56.4%	56.0%
Adjusted EBITDA (1)	$56,930	$49,339	$51,380	$37,716	$28,655	$12,799
Capital expenditures	$20,890	$24,946	$11,820	$7,970	$3,784	$2,545
Free Cash Flow (2)	$(15,741)	$8,450	$(8,078)	$(11,260)	$9,612	$2
Ratio of earnings to fixed charges (3)	<1	7.13	5.46	6.88	29.59	2.32

(Canadian dollars in thousands, except percentages and ratios)

Credit Statistics:
Net Debt (4) as of September 30, 2009, As Adjusted	$41,304
Adjusted EBITDA for LTM period ended September 30, 2009 (5)	$55,119
Ratio of Net Debt (4) as of September 30, 2009, As Adjusted, to Adjusted EBITDA for LTM period September 30, 2009 (5)	0.7	x

(Canadian dollars in thousands, except ratios)

	As of September 30, 2009
	Actual	As Adjusted

Balance Sheet Data:
Cash and cash equivalents	$10,538	$10,538
Total assets	$162,598	$179,408
Total debt	$33,379	$51,842
Total liabilities	$111,757	$130,221
Total stockholders’ equity	$50,840	$49,186

(Canadian dollars in thousands)

(1)

Adjusted EBITDA, as used herein, consists of net income (loss) before reorganization items, net, interest, taxes, depreciation, amortization, share-based compensation expense, gain (loss) on sale of assets, gain (loss) on disposal of assets, asset impairment expense, gain (loss) on early extinguishment or restructuring of debt, foreign currency transaction gain (loss), noncontrolling interest income (loss), extraordinary items, other income (expense), income (loss) from discontinued operations, accretion on debt premium and income (loss) from sale of discontinued operations. As noted above, net income excludes intercompany management fees and royalty fees. Our definition of Adjusted EBITDA may not be similar to Adjusted EBITDA measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe Adjusted EBITDA is an important performance measurement for our investors because it gives them a metric to analyze our results, exclusive of reorganization and restructuring items, certain non-cash items and items which do not directly correlate to our business of selling and provisioning telecommunications services. We believe Adjusted EBITDA provides further insight into our current performance and period to period performance on a qualitative basis and is a measure that we use to evaluate our results and performance of our management team.

The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented.

	Predecessor					Successor
	Year Ended December 31,			Nine Months Ended September 30,	Six Months Ended July 1,	Three Months Ended September 30,
	2006	2007	2008	2008	2009	2009
Net income (loss) (excluding items discussed above)	$(21,532)	$46,952	$23,980	$26,370	$92,600	$4,011
Depreciation expense	10,169	7,459	10,488	7,668	5,650	4,705
Fixed assets impairment expense	51,455	520	—	—	—	—
(Gain) loss on sale of assets	(23)	—	(3,539)	(4,647)	—	—
Customer list amortization expense	2,015	778	702	540	236	6,571
Other intangibles amortization expense	181	714	311	244	132	1
Interest expense	3,969	4,606	4,256	3,122	2,054	1,152
Interest income	(590)	(561)	(450)	(360)	(88)	(14)
Gain (loss) on debt extinguishment	—	1,063	(108)	(108)	—	—
Other income (expense)	11,208	(950)	3,739	3,353	(59)	224
Foreign currency transaction	78	(5,981)	8,993	1,735	(2,358)	(2,068)
Reorganization items, net	—	—		—	(73,324)	—
Tax provisions	—	(5,261)	(3,009)	(201)	3,812	(1,783)

Adjusted EBITDA	$56,930	$49,339	$51,380	$37,716	$28,655	$12,799

(Canadian dollars in thousands)

(2)	Free Cash Flow, as used herein, consists of net cash provided by (used in) operating activities before reorganization items less net cash used in the purchase of property and equipment. Free Cash Flow, as used herein, may not be similar to Free Cash Flow measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our consolidated statements of cash flows. We believe Free Cash Flow provides a measure of our ability, after making our capital expenditures and other investments in our infrastructure, to meet scheduled debt payments. We use Free Cash Flow to monitor the impact of our operations on our cash reserves and out ability to generate sufficient cash flow to fund our scheduled debt maturities and other financing activities, including discretionary refinancings and retirements of debt. Because Free Cash Flow represents the amount of cash generated or used in operating activities and used in the purchase of property and equipment before deductions for scheduled debt maturities and her fixed obligations (such as capital leases, vendor financing and other long-term obligations), you should not use it as a measure of cash available for discretionary expenditures.

The following table reconciles net cash provided by operating activities before reorganization items to Free Cash Flow for the periods presented.

	Predecessor					Successor
	Year Ended December 31,			Nine Months Ended September 30,	Six Months Ended July 1,	Three Months Ended September 30,
	2006	2007	2008	2008	2009	2009
Net cash provided by operating activities before reorganization items	$5,149	$33,386	$3,742	$(3,290)	$13,396	$2,547
Net cash used in purchase of property and equipment	(20,890)	(24,946)	(11,820)	(7,970)	(3,784)	(2,545)

Free Cash Flow	$(15,741)	$8,450	$(8,078)	$(11,260)	$9,612	$2

(Canadian dollars in thousands)

(3)	The ratio of earnings to fixed charges is computed by dividing the sum of pre-tax income from continuing operations (before adjustment for noncontrolling interests in consolidated subsidiaries and loss from equity investees) plus fixed charges, by fixed charges. Fixed charges consist of interest charges, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest. For the year ended December 31, 2006, earnings were insufficient to cover fixed charges by $21.5 million.
(4)	Net Debt is calculated as Total Debt less cash and cash equivalents.
(5)	The Adjusted EBITDA LTM Period ended September 30, 2009 has been prepared by adding the financial data from the Company’s operations in Canada financial statements for the year ended December 31, 2008 to the financial data from the unaudited financial statements for the three months ended September 30, 2009 and the six months ended July 1, 2009 and subtracting the financial data from the unaudited financial statements for the nine months ended September 30, 2008. As noted above, the Canadian statement of operations data excludes certain items such as intercompany management fees and royalty fees. While the combination of these periods includes financial data that is inherently not comparable due to the different basis of accounting of the Predecessor and Successor, the specific measures shown below for the LTM Period ended September 30, 2009 for net revenue, cost of revenue, selling, general and administrative expense, and stock compensation expense are meaningful as they represent amounts from the periods noted that are unaffected by the basis differences resulting from fresh-start accounting. The Adjusted EBITDA LTM Period ended September 30, 2009 is not presented below as a reconciliation from net income (loss) because the net income (loss) figures and many of the adjustments to net income (loss) are impacted by this change in basis; however, the below table results in the same Adjusted EBITDA as if it had been calculated as a reconciliation from net income (loss). The financial data for the LTM Period ended September 30, 2009 are not necessarily indicative of the results to be expected for any future period.

LTM Period Ended September 30, 2009
Net revenue	$261,916
Cost of revenue	(115,918)
Selling, general and administrative expense	(90,879)
Stock compensation expense	—

Adjusted EBITDA	$55,119

(Canadian dollars in thousands)